Exhibit 8.1

HOGAN & HARTSON L.L.P.
Columbia Square
555 Thirteenth Street, N.W.
Washington, DC 20004-1109

September 25, 2006

Kite Realty Group Trust
30 S. Meridian Street, Suite 1100
Indianapolis, IN 46204

Ladies and Gentlemen:

                    We have acted as tax counsel to Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 2,000,000 common shares of beneficial interest par value $.01 per share, of the Company, which may be offered and sold from time to time pursuant to the Company’s Dividend Reinvestment and Share Purchase Plan.   In connection with Registration Statement, you have asked us to provide you with the opinions set forth below.

Basis for Opinions

                    The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not

HOGAN & HARTSON  L.L.P.
Kite Realty Group Trust
September 25, 2006

binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

                    In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following:

                    (1)     the Registration Statement;

                    (2)     the Company’s current report on Form 8-K dated as of September 25, 2006;

                    (3)     the Declaration of Trust of the Company dated March 29, 2004 as amended through the date hereof (the “Declaration of Trust”);

                    (4)     the agreement of limited partnership of Kite Realty Group Limited Partnership dated March 29, 2004, as amended through the date hereof (the “Operating Partnership”); and

                    (5)     such other documents as we deemed necessary or appropriate.

                    We have relied, and the opinions set forth in this letter also are premised, on certain written factual representations of the Company and the Operating Partnership contained in a letter to us dated September 25, 2006 (the “Management Representation Letter”).

                    We have made such legal and factual inquiries, including an examination of the documents set forth above, including the Registration Statement and the Management Representation Letter, as we have deemed necessary or appropriate for purposes of rendering our opinions.  For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including, without limitation, the Registration Statement and Management Representation Letter.  We consequently have relied upon the representation in the Management Representation Letter that the factual information presented in such documents or otherwise furnished to us is accurate and complete and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.  We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein.  Finally, our opinions are

HOGAN & HARTSON  L.L.P.
Kite Realty Group Trust
September 25, 2006

limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company or the Operating Partnership.

                    In connection with our opinions, we have assumed, with your consent:

                    (1)     that all of the factual representations and statements set forth in the documents (including, without limitation, the Management Representation Letter and the Registration Statement) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including, obligations imposed under the Declaration of Trust, have been and will be performed or satisfied in accordance with their terms;

                    (2)     the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

                    (3)     that the Operating Partnership and each of the subsidiaries of the Company has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Registration Statement and the Management Representation Letter; and

                    (4)     that the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland, and each partnership and limited liability company in which the Company holds an interest, whether directly or indirectly, is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinions

                    Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

                    (1)     the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code for its taxable year ended December 31, 2004, through December 31, 2005 and the Company’s current and proposed method of operation and organization (as described in the Management Representation Letter and in the

HOGAN & HARTSON  L.L.P.
Kite Realty Group Trust
September 25, 2006

Registration Statement, including the documents incorporated by reference into and made part of the Registration Statement) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

                    (2)     the portions of the discussion in the Company’s current report on Form 8-K that was filed with the Securities and Exchange  Commission on September 25, 2006 under the caption “Material United States Federal Income Tax Considerations” (which is incorporated by reference into and made a part of the Registration Statement) that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

                    We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter. The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership.  We will not review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the operations of the Company, the sources of its income, the nature of its assets, the level of the Company’s distributions to its stockholders and the diversity of the Company’s stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

                    This opinion letter has been prepared for your use in connection with the Offering and speaks as of the date hereof. This opinion letter may not be relied on for any other purpose without the prior written consent of this firm.

                    We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan & Hartson, L.L.P. under the caption “Legal Matters” in the Registration Statement.  In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.